LIEN SUBORDINATION AGREEMENT

This Lien Subordination Agreement (this “Agreement”) is entered into as of the 7th day of July 2005, by and among Gryphon Master Fund, L.P. and its affiliates (collectively referred to herein as the “Existing Lenders” and each, an “Existing Lender”), Laurus Master Fund, Ltd. (the “New Lender”), 360 Global Wine Company (formerly Knightsbridge Fine Wines, Inc.), a Nevada corporation (the “Parent”), and 360 Viansa LLC, a Nevada limited liability company (“Viansa” and together with Parent and Parent’s current and future other subsidiaries, the “Company”).  Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Security and Purchase Agreement referred to below.

BACKGROUND

WHEREAS, it is a condition to New Lender making an investment in Parent and Viansa pursuant to, and in accordance with, (i) that certain Security and Purchase Agreement dated as of the date hereof by and between the Company and the New Lender (as amended, modified or supplemented from time to time, the “Security Agreement”) and (ii) the Ancillary Agreements referred to in the Security Agreement.

WHEREAS, the Existing Lender has made loans to the Parent.

NOW, THEREFORE, the Existing Lender and the New Lender agree as follows:

TERMS

1.

Notwithstanding anything to the contrary set forth in the Securities Exchange Agreement, dated as of April 21, 2004 between the Parent and the Existing Lender (the “Existing Security Exchange Agreement”) and the Transaction Documents referred to in the Existing Security Exchange Agreement (including, without limitation, the Amended and Restated Security Agreement, dated as of April 21, 2004 between the Parent and the Existing Lender (the “Existing Security Agreement”), the Existing Lender hereby consents to the consummation of the transaction described and set forth in the Security Agreement and the Ancillary Agreements referred to in the Security Agreement in substantially the same form presented to the Existing Lender on or prior to the date hereof and with such changes as are permitted under Section 9 hereof or as the Existing Lender may agree in its sole discretion, including, without limitation, the incurrence by the Company of additional indebtedness for borrowed money (in the amounts not exceeding the amounts set forth below), the sale by the Company of securities in a Variable Rate Transaction (as defined in the Existing Security Exchange Agreement, together with all other actions reasonably required to be taken by the Company in relation thereto and the grant by the Company (other than a grant by KKLLC in its assets (as defined below) and other than the grant of a security interest over any membership interest in KKLLC or distributions or proceeds related to that security interest) of a first-priority senior security interest for the benefit of the New Lender securing such additional indebtedness in certain collateral (together with any other asset of the Company subject to a security interest for the benefit of the New Lender, the “Common Collateral”) which, in any event, shall expressly exclude the Excluded Collateral (as defined below).  The New Lender shall not benefit from any security interest, pledge or other encumbrance in the Excluded Collateral.

2.

Notwithstanding anything to the contrary set forth in the Existing Security Exchange Agreement or the Transaction Documents referred to in the Existing Security Exchange Agreement, each of the Existing Lender and the Parent hereby agree and acknowledge that the issuance by the Parent of the Option and the Option Shares to the New Lender shall not be deemed under the Existing Security Exchange Agreement or the Transaction Documents referred to therein to be an issuance of Common Stock (as defined in the Existing Security Exchange Agreement) or Common Stock Equivalents (as defined in the Existing Security Exchange Agreement) by the Parent.

3.

Notwithstanding anything to the contrary set forth in the Security Agreement or the Ancillary Agreements referred to therein, (i) the New Lender hereby agrees and acknowledges that each of the Parent and Viansa shall be permitted to grant to the Existing Lender a ‘silent’ second priority security interest in the Common Collateral and (ii) each of the Parent and Viansa hereby agree to grant to the Existing Lender as promptly as possible a ‘silent’ second priority security interest in all its respective assets (real, personal or mixed), now owned or hereafter acquired, pursuant to a security agreement in form and substance substantially similar to the applicable Security Documents (except that such security documents shall be governed by Texas law and give the U.S. district court for the Northern District of Texas (or, in the absence of appropriate subject matter jurisdiction, Texas state courts sitting in such district) and corresponding appellate courts exclusive jurisdiction to resolve all matters in connection therewith) and otherwise reasonably acceptable to such Existing Lender; provided that, such grants shall in no way affect the New Lender’s subordination rights set forth in Section 5; provided further that, the Existing Lender’s obligations to the New Lender as set forth herein shall continue to be enforceable against such Existing Lender notwithstanding the failure or breach by the Company and/or Viansa of performing any its respective obligations to the Existing Lender hereunder.  The Company shall ensure that the Existing Lenders are granted a security interest in any assets upon which a security interest is granted in favor of any New Lender (or any of its affiliates) on terms and conditions similar to those set forth in clause (ii) above.

4.

Other than with respect to the exercise by the New Lender of the Option to acquire 4,193,329 shares of Common Stock of the Parent on the date hereof, the New Lender hereby acknowledges that it shall be prohibited from selling any shares resulting from the exercise of its rights under the Option to acquire additional shares of Common Stock of the Parent (including through short sales) until the earlier to occur of (i) the repayment in full of the Existing Liabilities and (ii) the 365th day following the date hereof.

5.

All obligations of the Company to the New Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “New Liabilities”.  Any and all loans made by the Existing Lenders to the Company, together with all other obligations of the Company to any Existing Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Existing Liabilities”.  It is expressly understood and agreed that the term “New Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the New Liabilities after the commencement of any proceedings referred to in paragraph 7 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the New Lender, as against the Company or anyone else, to collect such interest, fees or penalties, as the case may be.  It is further expressly understood and agreed that the New Lender shall not make to the Company advances in excess of, and the Company shall not incur any liabilities to the New Lenders or any other lender (without the consent of Gryphon) in excess of, and the term “New Liabilities”, as used in this Agreement, shall not include indebtedness incurred by the Parent and/or Viansa after the date hereof in excess of (i) the principal amount of $3,000,000 in the case of the revolving facilities evidenced by the Revolving Note together with all interest, fees, costs and expenses related thereto , (ii) the principal amount of $3,000,000 in the case of additional indebtedness used solely for working capital purposes (and not to repay or refinance any existing facility, to make dividends, distributions or acquisitions or to finance other transactions outside the ordinary course of business) together with all interest, fees, costs and expenses related thereto , (iii) the principal amount of $34,500,000 in the case of term loans used to finance the acquisition on the date hereof together with all interest, fees, costs and expenses related thereto , and (iv) the principal amount of indebtedness incurred for the purpose of acquisition financings together with all interest, fees, costs and expenses related thereto (so long as such indebtedness described in this clause (iv) is unsecured other than with respect to the assets acquired thereby), provided that the aggregate principal amount of such indebtedness in this clause (iv) is no greater than the lesser of the purchase price or fair market value of the property acquired and, in the case of clause (iii) and clause (iv), which principal amount of such indebtedness shall not be, and may not be, reborrowed once repaid.

6.

Notwithstanding the date, manner or order of grant, attachment or perfection of any lien or security interest in any of the Common Collateral and notwithstanding any provision of the UCC or any other applicable law or any provision of the Security Agreement, the Ancillary Agreements or the Existing Security Exchange Agreement or the Existing Security Agreement or any other circumstance whatsoever, t he Existing Lender hereby subordinates all security interests (other than security interests granted with respect to the Excluded Collateral ) that have been, or may be, granted by the Company to such Existing Lender in respect of the Existing Liabilities, to the security interests granted by the Company to the New Lender in respect of the New Liabilities.  For purposes hereof, the “Excluded Collateral” shall mean (i) the Parent’s entire equity  interest in Kirkland  Knightsbridge  LLC, a  California  limited liability company  (“KKLLC”), which, without limiting the generality of the foregoing, shall  include  all of the  Parent’s right,  title and interest,  whether now owned or hereafter acquired,  whether direct or indirect, whether  legal,  beneficial or economic,  whether fixed or  contingent,  whether arising  under the  KKLLC  Organizational  Documents (as defined in the Amended and Restated Security Agreement),  under  applicable  law or otherwise  (A) as a  member  in and  to  KKLLC  (including  the  Parent’s  50% membership  interest in KKLLC),  the  Parent’s  interest in any other rights to participate in the equity of KKLLC,  the Parent’s share of the profits,  losses and  capital of KKLLC,  the  Parent’s  voting  rights and all of the  Parent’s rights  in,  to and  under the KKLLC  Organizational  Documents, including  any purchase  option,  right of first  refusal,  right of first  offer and  buy/sell right;  (B) any other  membership and other interest in and to KKLLC; (C) in all Distributions from KKLLC; (D) in all proceeds  (including  claims against third parties),  products,    rents, revenues,  issues, profits,  royalties, income, benefits, additions and accessions to or of any of the foregoing; (E) in all  replacements and  substitutions of or for any of the foregoing, (ii) all assets and properties (real, personal or mixed) of KKLLC, whether now owned or hereafter acquired, together with all proceeds of the foregoing and of the properties set forth in clauses (iii) and (iv) below,(iii) all intercompany indebtedness (currently estimated to be approximately $3,500,000) owed by KKLLC to the Parent together with all proceeds of the foregoing and (iv) all assets of KKLLC and its Subsidiaries, whether now owned or later acquired.

7.

In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Parent and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Parent and/or any of its Subsidiaries, or otherwise), other than with respect to the net proceeds derived from the sale or refinancing of the Excluded Collateral or the recovery of the proceeds thereof, the New Liabilities shall first be paid in full before the Existing Lender shall be entitled to receive and to retain any payment or distribution in respect of any Existing Liability.

8.

So long as the New Liabilities remain outstanding, the New Lender shall have the exclusive right to enforce rights and remedies (including any right of setoff) with respect to the Common Collateral (including making determinations regarding dispositions or restrictions with respect to the Common Collateral) or to  commence or seek to commence any action or proceeding with respect to such rights or remedies, in each case without any consultation with or the consent of the Existing Lender.  If in connection with any disposition of any Common Collateral consented to by New Lender or the enforcement and foreclosure of any of the Common Collateral,  the liens of the Existing Lender shall be automatically, unconditionally and simultaneously released and the Existing Lender shall promptly execute and deliver to the New Lender such termination statements, releases and other documents as the New Lender shall reasonably request to effectively confirm such release. The Existing Lender will not, without the prior written consent of the New Lender: (a) commence any foreclosure proceedings on  (or otherwise enforce its security interest in respect of) the Common Collateral; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Parent or Viansa ; provided that nothing herein shall be construed to prohibit the Existing Lender from taking such action deemed reasonably necessary to preserve its rights as a secured creditor (subject to the priorities set forth herein) of the Company and/or Viansa in respect of any bankruptcy, reorganization or insolvency proceedings not directly or indirectly commenced by such Existing Lender.   So long as the New Liabilities remain outstanding, any Common Collateral or any proceeds thereof received by Existing Lender in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Common Collateral, in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) and in connection with any disposition of or collection on any Common Collateral, shall be segregated and held in trust by Existing Lender and forthwith transferred and paid over to the New Lender in the same form received together with any necessary endorsements.   All parties hereto acknowledge and agree that the Parent may make regularly scheduled principal and interest payments (including default interest), as the case may be, to the Existing Lenders with respect to the Existing Liabilities, so long as the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Existing Liabilities is not increased from that in effect on the date hereof (other than by the terms of the Transaction Documents referred to in the Existing Security Exchange Agreement as a result of a default or event of default thereunder).

9.

The New Lender may, from time to time, at its sole discretion and without notice to any Existing Lender, take any or all of the following actions:  (a) retain or obtain a security interest in any property (other than the Excluded Collateral) to secure any of the New Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the New Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the New Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the New Liabilities; (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the New Liabilities other than obtaining a security interest in Excluded Collateral, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor; and (e) otherwise amend, modify and/or supplement the Security Agreement and/or the Ancillary Agreements, provided that such amendments, modifications an/or supplements shall not materially and adversely impact any right or remedy of any Existing Lender or any of its successors or permitted assigns.

10.

The New Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Existing Lender, assign or transfer any or all of the New Liabilities or any interest in the New Liabilities (provided, however, that the assignee thereof shall have the benefit of this Agreement only to the extent such assignee agrees to be bound hereby); and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the New Liabilities (but subject to the preceding proviso), such New Liabilities shall be and remain New Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the New Liabilities or of any interest in the New Liabilities shall, to the extent of the interest of such assignee or transferee in the New Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the New Lender, as applicable; provided, however, that, unless the New Lender shall otherwise consent in writing, the New Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the New Lender, as to those of the New Liabilities which the New Lender has not assigned or transferred.  Neither the New Lender nor the Existing Lender shall be prejudiced in its rights under this Agreement by any act or failure to act of any Existing Lender or New Lender, or any noncompliance of the Existing Lender or New Lender with any agreement or obligation, regardless of any knowledge thereof; and no action of the New Lender or the Existing Lender permitted under this Agreement shall in any way affect or impair the rights of the other and the obligations thereof hereunder.

11.

No delay on the part of the New Lender or the Existing Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the New Lender or the Existing Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the New Lender except as expressly set forth in a writing duly signed and delivered on behalf of the New Lender.  For the purposes of this Agreement, the New Liabilities shall have the meaning set forth in Section 5 above, notwithstanding any right or power of the Existing Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Existing Lender under this Agreement.

12.

This Agreement shall be binding upon the Existing Lender and upon the heirs, legal representatives, successors and assigns of the Existing Lender and the successors and assigns of the Existing Lender.

13.

This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.

This Agreement shall be deemed to be an Ancillary Agreement (as defined in the Security Agreement) and a Transaction Document (as defined in the Existing Security Agreement).

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered this 7th day of July 2005.

GRYPHON MASTER FUND, L.P.
By:  Gryphon Partners, L.P., its General Partner

By:  Gryphon Management Partners, L.P.,   its General Partner

By:  Gryphon Advisors, L.L.C., its General Partner

By:

Name:
Title:

LAURUS MASTER FUND, LTD.

By:

Name:  Eugene Grin
Title:   Director

360 GLOBAL WINE COMPANY

By:

Name:  Joel Shapiro
Title:   CEO

360 VIANSA LLC

By:

Name:  Joel Shapiro
Title:   CEO